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                                                                EXHIBIT 26(e)(2)

Application Part 2

                                                        [LOGO OF MINNESOTA LIFE]
Minnesota Life Insurance Company . Life New Business
400 Robert Street North . St. Paul, Minnesota 55101-2098

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Proposed Insured Name (last, first, middle)                 Date of Birth

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Agency That Arranged This Exam

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                                                                      Yes  No
1.  A.  Have you ever smoked cigarettes?                              [ ]  [ ]
        ------------------------------------------------------------
        Current Smoker  Past Smoker  Packs Per Day  Date Last
              [ ]           [ ]                     Cigarette Smoked
                                                    (MM, DD, YY)
        ------------------------------------------------------------
    B.  Have you ever used tobacco, other than cigarettes, in any
        form?                                                         [ ]  [ ]
        ------------------------------------------------------------
        What Type  Current User  Past User  How Much  Date of
                       [ ]          [ ]               Last Use
                                                      (MM, DD, YY)
        ------------------------------------------------------------

2.  Are you taking or do you take any prescription or                 [ ]  [ ]
    non-prescription medications or drugs?

3.  During the past 10 years have you had or been treated for:

    A. Seizures; epilepsy; paralysis; fainting spells; headaches; [ ] [ ] dizziness; sleep disorder; or any other disorder of the brain or nervous system?
    B. Depression; stress; anxiety; nervousness; nervous breakdown; [ ] [ ] or any other nervous, mental, or emotional disorder?
    C.  High blood pressure; chest pain; chest discomfort or          [ ]  [ ]
        tightness; heart attack; heart murmur; stroke; irregular
        heart beat; or any other disease or disorder of the heart or blood vessels?
    D.  Asthma; shortness of breath; bronchitis; pneumonia;           [ ]  [ ]
        emphysema; chronic cough; or any other lung or respiratory disorder?
    E.  Abdominal pain; ulcer; colitis; cirrhosis; hepatitis;         [ ]  [ ]
        recurrent diarrhea; intestinal bleeding; or any other
        disease of the liver, gallbladder, pancreas, stomach, or
        intestines?
    F. Kidney stone; protein, sugar, blood or blood cells in the [ ] [ ] urine; or any disorder of the urinary tract, bladder or kidneys?
    G. Disorder or abnormality of the prostate, uterus, ovaries, or [ ] [ ] breasts; pregnancy complication; testicular disease; genital herpes, syphilis, gonorrhea, or other sexually transmitted disease?
    H. Diabetes; thyroid disorder; lymph node enlargement; skin [ ] [ ] disorder; or disorder of any other glands?
    I.  Cancer; tumor; or cyst?                                       [ ]  [ ]
    J.  Anemia, leukemia, or other blood disorder?                    [ ]  [ ]
    K.  Back or neck pain; spinal strain or sprain; sciatica;         [ ]  [ ]
        arthritis; gout; carpal tunnel syndrome; or any bone, joint, or muscle disorder?
    L.  Disorder of the eyes, ears, nose or throat?                   [ ]  [ ]
    M.  Any physical deformity or defect?                             [ ]  [ ]
    N.  Any immune deficiency disorder including AIDS or              [ ]  [ ]
        AIDS-Related Complex (ARC), or AIDS-related conditions?
    O.  A blood test showing evidence of antibodies to the AIDS       [ ]  [ ]
        (HIV) virus?
    P.  Any chronic or recurrent fever, fatigue or viral illness?     [ ]  [ ]

4. Do you consume alcoholic beverages? If yes, what kinds, how much [ ] [ ] and how often?

5.  During the past 10 years:

    A.  Have you been advised to limit the use of alcohol or drugs;   [ ]  [ ]
        sought or received treatment, advice, or counseling for
        alcohol or drugs; or joined a group because of alcohol or
        drug use?
    B.  Have you tried or used cocaine, heroin, marijuana,            [ ]  [ ]
        barbiturates or other controlled substances?

F. 59572 8-2003                                                           1 of 2

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                                                                      Yes  No

6.  Other than above, have you in the past five years:

    A.  Consulted or been advised to consult a physician,             [ ]  [ ]
        psychiatrist, psychologist, therapist, counselor,
        chiropractor, or other health care practitioner? (Include
        regular check-ups.)
    B.  Had a check-up, illness, or surgery, or been treated or       [ ]  [ ]
        evaluated at a hospital or any other health care facility?
    C. Had an EKG, x-ray, stress test, echocardiogram, angiography, [ ] [ ] blood studies or any other diagnostic test?
    D. Been advised to have any test, hospitalization, or surgery [ ] [ ] which was not completed?

7. Family History: Make a note of diabetes, cancer, melanoma, heart, and kidney disease.

                     Age(s)   Health History            Age(s)   Cause of Death
    ----------------------------------------------------------------------------
    Father
    --------        -------------------------          -------------------------
    Mother
    -------- Living ------------------------- Deceased -------------------------
    Siblings
    --------        -------------------------          -------------------------
    Siblings
    ----------------------------------------------------------------------------

8.  Do you have a personal physician or belong to an H.M.O. or        [ ]  [ ]
    clinic? If so, please provide information below.

    ----------------------------------------------------------------------------
    Name                                        Phone Number

    ----------------------------------------------------------------------------
    Street Address

    ----------------------------------------------------------------------------
    City                                        State       Zip Code

    ----------------------------------------------------------------------------
    Date Last Seen          Reason

    ----------------------------------------------------------------------------

Give details of all yes answers, including doctors' names, addresses and dates.


I have read the statements and answers recorded on this Application Part 2; they are to the best of my knowledge and belief true, complete and correctly recorded. I agree that they will become part of this application and any policy issued on it.
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Proposed Insured Signature                                      Date

X
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Witness


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F. 59572 8-2003                                                           2 of 2